EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 11, 2015, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of TASER International, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of TASER International, Inc. on Forms S-8 (File No. 333-190442; File No. 333-190441; File No. 333-125455; File No. 333-89434).

/s/ GRANT THORNTON LLP

Phoenix, Arizona
March 11, 2015